CLEMMY TECHNOLOGIES CORP.

                 (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

                MARCH 31, 2000, AND MARCH 31, 1999

                        TABLE OF CONTENTS


                                                        Page Number(s)

        INDEPENDENT ACCOUNTANT'S REPORT ............       1

        FINANCIAL STATEMENT

              Balance Sheets........................       2

              Statements of Operations and Deficit
              Accumulated During the Development
              Stage.................................       3


              Statement of Changes in Stockholders..       4


              Statements of Cash Flows..............       5


              Notes to the Financial Statements.....       6 - 7






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                       INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors and Stockholders of Clemmy Technologies Corp.
Las Vegas, Nevada


     I have audited the accompanying balance sheets of Clemmy Technologies Corp. (a development stage company) as of March 31, 2000, and March 31, 1999, and the related statements of operations, cash flows, and changes in stock-holders' equity for the period from December 31, 1998, (date of inception) to March 31, 2000. These statements are the responsibility of Clemmy Technologies Corp.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Clemmy Tech nologies Corp. as of March 31, 2000, and March 31, 1999, and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 31, 1998, in conformity with generally accepted accounting principles.


David Coffey, C.P.A.
Las Vegas, Nevada
May 10, 2000


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                    CLEMMY TECHNOLOGIES  CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEETS

                                       Mar. 31, 2000       Mar. 31, 1999
                                       -------------       -------------
 ASSETS

    Cash                              $         124       $          71
                                       ------------         -----------
          Total Assets                $         124       $          71
                                       ============        ============

 LIABILITIES & STOCKHOLDERS' EQUITY

    Accounts payable                  $       2,400       $         400
                                       ------------        ------------
          Total Liabilities                   2,400                 400

          Stockholders' Equity Common
          stock, authorized 50,000,000
          shares at $.001 par value,
          issued and outstanding 247,000
          shares and 200,000 shares,
          respectively                          247                 200
          Additional paid-in capital          25,603              3,650
          Deficit accumulated during the
          development stage                  (28,126)            (4,179)
                                        -------------        -----------
          Total Stockholders' Equity          (2,276)              (329)


          Total Liabilities and Stock-
          holders' Equity               $        124       $         71
                                          ==========        ===========





                The accompanying notes are an integral part of
                        these financial statements.

                      CLEMMY TECHNOLOGIES  CORP.
                    (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF OPERATIONS AND DEFICIT
              ACCUMULATED DURING THE DEVELOPMENT STAGE
              (With Cumulative Figures From Inception)


                                                              From Inception,
                           Jan. 1, 2000,   Jan 1, 1999, to    Dec. 31, 1998, to
                           Mar. 31, 2000   Mar. 31, 1999      Mar. 31, 2000
                           ----------------------------------------------------
Income                     $          0     $         0        $         0

  Expenses
  Organizational expense              0               0                400
  Consulting                          0               0             20,900
  Office and administration           0           3,750              3,750
  Professional fees               1,000               0              3,000
  Office expenses                     0              29                 76
                            -----------       ---------          ---------
        Total expenses            1,000           3,779             28,126

        Net loss                 (1,000)         (3,779)      $    (28,126)
                                                               ============
  Retained earnings,
  beginning of period           (27,126)           (400)
                            ------------       ---------

   Deficit accumulated during
   the development stages      (28,126)       $  (4,179)
                            ===========        =========


     Earnings (loss) per share
     assuming dilution:
     Net loss              $        0.00       $   (0.03)      $     (0.14)
                            ============        =========       ===========

     Weighted average shares
     outstanding                 247,000         133,333           204,188
                            ============        =========       ===========




                The accompanying notes are an integral part of
                       these financial statements.

                        CLEMMY TECHNOLOGIES CORP.
                     (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM DECEMBER 31, 1998
                (Date of Inception) TO MARCH 31, 2000


                                Common Stock        Additional
                              Shares    Amount    Paid-In Capital     Total
                             ------------------   ---------------   ---------
Balance, Dec. 31, 1998                $       -     $        -      $       -

Issuance of common stock
for cash Dec., 1998          100,000        100              0            100

Less net loss                      0          0              0           (400)
                             -------    -------      ---------       ---------
Balance, Dec. 31, 1998       100,000        100              0           (300)


Issuance of common stock
for cash March, 1999         100,000        100          9,900         10,000

Less offering costs                0          0         (7,750)        (7,750)

Issuance of common stock
for cash August, 1999         42,000         42         20,958         21,000

Issuance of common stock
for cash Sept., 1999           3,000          3          1,497          1,500

Issuance of common stock
for cash Nov., 1999            2,000          2            998          1,000

Less net loss                      0          0              0        (26,726)
                            --------  ---------       --------       ---------

Balance, Dec., 31, 1999      247,000        247         25,603         (1,276)

Less net loss                      0          0              0         (1,000)
                            --------  ---------      ---------       ---------
Balance, March 31, 2000      247,000 $      247     $   25,603      $  (2,276)
                            ========  =========      =========       =========



                  The accompanying notes are an intregal part of
                            these financial statements

                             CLEMMY TECHNOLOGIES CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF CASH FLOWS
                     (With Cumulative Figures From Inception)



                                                              From Inception,
                          Jan. 1, 2000, to  Jan. 1, 1999, to  Dec. 31, 1998, to
                          Mar. 31, 2000     Mar. 31, 1999     Mar. 31, 2000
                          -----------------------------------------------------
CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES
Net Loss                    $   (1,000)        $    (3,779)     $    (28,126)
Non-cash items included
  in net loss                        0                   0                 0
Adjustments to reconcile
  net loss to cash used
  by operating activity
Accounts payable                 1,000                   0             2,400
                              --------          ----------        -----------
   NET CASH PROVIDED BY
   OPERATING ACTIVITIES              0              (3,779)          (25,726)

CASH FLOWS USED BY
INVESTING ACTIVITIES                 0                   0                 0
                              --------          ----------        -----------
    NET CASH USED BY
    INVESTING ACTIVITIES             0                   0                 0

CASH FLOWS FROM FINANCING
ACTIVITIES
  Sale of common stock               0                1002                47
  Paid-in capital                    0               9,900            33,353
  Less offering costs                0              (6,250)           (7,750)
                              --------          ----------        -----------
    NET CASH PROVIDED BY
    FINANCING ACTIVITIES             0               3,750            25,850
                              --------          ----------        -----------
    NET INCREASE IN CASH             0                 (29)      $       124
                                                                  ==========
CASH AT BEGINNING OF PERIOD        124                 100
                              --------          ----------
    CASH AT END OF           $     124         $        71
                              ========          ==========



                The accompanying notes are an integral part of
                         these financial statements


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                         CLEMMY TECHNOLOGIES  CORP.
                       (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO THE FINANCIAL STATEMENTS
                    MARCH 31, 2000, AND MARCH 31, 1999


NOTE A      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            The Company was incorporated on December 31, 1998, under the laws of the State of Nevada. The business purpose of the Company is to develop hardware that will revolutionize the computer software industry.

            The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B      OFFERING COSTS

            Offering costs are reported as a reduction in the amount of paid-in capital received for sale of the shares.

NOTE C      EARNINGS (LOSS) PER SHARE

            Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE D      STOCK OFFERINGS

            In March of 1999, the Company completed the sale of 100,000 shares of its common stock at $.10 per share for $10,000. The proceeds were to be used for hardware development and for working capital. In August of 1999, the Company sold 42,000 shares of its common stock at $.50 per share for a total of $21,000. The proceeds were to be used for hardware development. In September of 1999, the Company sold 3,000 shares of its common stock at $.50 per share for a total of $1,500. The proceeds were to be used for working capital. In November of 1999, the Company sold 2,000 shares of its common stock at $.50 per share for a total of $1,000. The proceeds were to be used for working capital.


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                         CLEMMY TECHNOLOGIES  CORP.
                       (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE FINANCIAL STATEMENTS
                    MARCH 31, 2000, AND MARCH 31, 1999
                                (Continued)


NOTES TO THE FINANCIAL STATEMENTS

        Clemmy Technologies Corp., (the Company) has elected to omit sustantially all footnotes to the financial statements for the Number months ended March 31, 2000, since there have been no material changes (other than indicated in the other footnotes) to the information previously reported by the Company in the audited financial statements for the twelve months ended March 31, 1999.

UNAUDITED INFORMATION

       The information furnished herein was taken from the books and records of the Company without audit. However, such information reflects all adjustments which are, in the opinion of management, necessary to properly reflect the results of the period presented.
The information presented is not necessarily indicative of the results from operations expected for the full fiscal year.














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